UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------


                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                                  VENTAS, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                 61-1055020
(State of incorporation or organization)      (IRS Employer Identification No.)


4360 Brownsboro Road, Suite 115, Louisville, Kentucky   40207-1642
(Address of principal executive offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:



      Title of each class               Name of each exchange on which
      to be so registered               each class is to be so registered

 Preferred Stock Purchase Rights             New York Stock Exchange



     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates:

     ________________ (if applicable)


     Securities to be registered pursuant to Section 12(g) of the Act:

                       -----------------------------------
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.
------  -------------------------------------------------------

     October 14, 2002, Ventas, Inc., a Delaware corporation (the "Company"), amended (the "Seventh Amendment") its rights agreement, dated as of July 20, 1993 (as amended, the "Rights Agreement"), between the Company and National City Bank, as Rights Agent, as amended by the First Amendment to Rights Agreement, dated as of August 11, 1995, as amended by the Second Amendment to Rights Agreement, dated as of February 1, 1998, as amended by the Third Amendment to Rights Agreement, dated as of July 27, 1998, as amended by the Fourth Amendment to Rights Agreement, dated as of April 15, 1999, as amended by the Fifth Amendment to the Rights Agreement, dated as of December 15, 1999, and as amended by the Sixth Amendment to Rights Agreement, dated as of May 22, 2000.

     The Seventh Amendment excludes Cohen & Steers Management, Inc., an investment adviser registered under the Investment Advisers Act of 1940, together with all affiliates and associates of Cohen & Steers Management, Inc. and any other person who would constitute along with Cohen & Steers Management, Inc. or any of its advisory clients, a "group" as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934 (collectively, the "Cohen & Steers Group"), from the definition of "Acquiring Person" under the Right Agreement until such time as the Cohen & Steers Group becomes the Beneficial Owner of more than 12.50% of the then outstanding shares of common stock of the Company.

     The foregoing description is qualified in its entirety by reference to the Seventh Amendment which is attached as an exhibit hereto and is incorporated herein by reference.

Item 2. Exhibits.
------  ---------

           1. Rights Agreement, dated as of July 20, 1993, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to Registration Statement on Form 8-A filed on July 21, 1993).

           2. First Amendment to Rights Agreement, dated as of August 11, 1995, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 2 to Registration Statement on Form 8-A/A filed on August 11,
                    1995).

           3. Second Amendment to Rights Agreement, dated as of February 1, 1998, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to Registration Statement on Form 8-A/A filed on February 2,
                    1998).

           4. Third Amendment to Rights Agreement, dated as of July 27, 1998, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to Registration Statement on Form 8-A/A filed on July 28,
                    1998).

           5. Fourth Amendment to Rights Agreement, dated as of April 15, 1999, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to Registration Statement on Form 8-A/A filed on April 19, 1999).

           6. Fifth Amendment to Rights Agreement, dated as of December 15, 1999, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to Registration Statement on Form 8-A/A filed on December 22, 1999).

           7. Sixth Amendment to Rights Agreement, dated as of May 22, 2000, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to Registration Statement on Form 8-A/A filed on May 24, 2000).

           8.* Seventh Amendment to Rights Agreement, dated as of October 14, 2000, between the Company and National City Bank, as Rights Agent.


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* Filed herewith.


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


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Ventas, Inc.
(Registrant)

Date: October 16, 2002





By:  /s/ T. Richard Riney
     ---------------------------------
     Name:   T. Richard Riney
     Title:  Executive Vice President, General Counsel and
             Corporate Secretary


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


                                  VENTAS, INC.

               EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM 8-A

    Exhibit No.      Description
    -----------      -----------

         1. Rights Agreement, dated as of July 20, 1993, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to Registration Statement on Form 8-A filed on July 21, 1993).

         2. First Amendment to Rights Agreement, dated as of August 11, 1995, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 2 to Registration Statement on Form 8-A/A filed on August 11,
                     1995).

         3. Second Amendment to Rights Agreement, dated as of February 1, 1998, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to Registration Statement on Form 8-A/A filed on February 2, 1998).

         4. Third Amendment to Rights Agreement, dated as of July 27, 1998, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to Registration Statement on Form 8-A/A filed on July 28,
                     1998).

         5. Fourth Amendment to Rights Agreement, dated as of April 15, 1999, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to Registration Statement on Form 8-A/A filed on April 19,
                     1999).

         6. Fifth Amendment to Rights Agreement, dated as of December 15, 1999, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to Registration Statement on Form 8-A/A filed on December 22, 1999).

         7. Sixth Amendment to Rights Agreement, dated as of May 22, 2000, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to Registration Statement on Form 8-A/A filed on May 24,
                     2000).

        8.* Seventh Amendment to Rights Agreement, dated as of October 14, 2000, between the Company and National City Bank, as Rights Agent.


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*  Filed herewith.